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May 26, 2004








Gersten, Savage, Kaplowitz, Wolf & Marcus, LLP
101 East 52nd Street, 9th floor
New York, New York 10022

ATTENTION: MR. JAY M. KAPLOWITZ, ESQ.


                          INDEPENDENT AUDITORS CONSENT

We consent to the incorporation of m-Wise, Inc. financial statements for the years ended December 31, 2002 and December 31, 2003 and our auditors report dated March 29, 2004 appearing on the Form SB-2 of m-Wise, Inc.

                                          Yours very truly,

                                          /s/ SF PARTNERSHIP, LLP
                                         -------------------------
                                          SF Partnership, LLP





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